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                                                                    Exhibit 10.2



                           THE PHOENIX COMPANIES, INC.
                              STOCK INCENTIVE PLAN

                                   ARTICLE I.
                                     PURPOSE

         The purpose of the "THE PHOENIX COMPANIES, INC. STOCK INCENTIVE PLAN" as it may be amended from time to time (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and Agents, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   ARTICLE II.
                                   DEFINITIONS

         2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Agent" means an "insurance agent" as defined in Section 2101of the New York Insurance Law and who also is treated by the Company as a "statutory employee" as defined under applicable provisions of the Code.

         (c) "Approved Retirement" means termination of a Participant's employment (i) on or after the normal retirement date or (ii) with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company or a Subsidiary and in which the Participant participates; provided that in each case, the Committee may require, as a condition to a Participant's retirement being an "Approved Retirement" for purpose of the Plan, that the Participant enter into a general release of claims, non-solicitation and/or non-competition agreement in form and substance satisfactory to the Company.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Cause means

                  (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure.

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                  (ii)     The Participant's engaging in serious misconduct that
                           is injurious to the Company or any Subsidiary in any way, including, but not limited to, by the way of damage to their respective reputations or standings in their respective industries.

                  (iii) The Participant's having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or;

                  (iv) The breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

         (f) "Change of Control" shall be deemed to have occurred upon the first occurrence of any of the following events:

                  (i) the occurrence of such a change in control of the direction and administration of the Company's business as would be required to be reported in response to Item 6(e) of
                  Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, if the Company were required at the time of such occurrence to report under such provisions (whether or not the Company is subject to the reporting provisions of Section 12 of the Exchange Act and to such reporting requirement); or

                  (ii) if the individuals who, at the beginning of the period commencing two (2) years earlier, constituted the Company's Board of Directors cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however that any person who is a Continuing Director (as hereinafter defined) for this purpose shall be deemed to have been a member of the Board of Directors on the first day of such two (2) year period; or

                  (iii) the Company or Board of Directors shall approve a sale of all or substantially all of the assets of the Company and such transaction shall have been consummated; or

                  (iv) if 25% or more of the combined voting power of the Company's securities are acquired by an individual or entity other than the Company, any Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, or

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                                                            Stock Incentive Plan
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                  (v) at any date after the date hereof, the Company is
                  voluntarily or involuntarily dissolved or liquidated or otherwise ceases business operation; or

                  (vi) the Company's Board of Directors shall approve any merger, consolidation or like business combination or reorganization of the Company as the case may be, such transaction shall have been consummated and a majority of the individuals who constituted directors of the Company on the day the Board of Directors approved such transaction cease for any reason, at any time within two (2) years after the consummation of such transaction, to constitute a majority of such Board of Directors or, board of directors of any successor company resulting from such merger, consolidation, or like business combination or reorganization.

         (g) "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

         (h) "Code" means the Internal Revenue Code of 1986, as amended.

         (i) "Committee" means the Compensation Committee of the Board or such other Committee of the Board as the Board shall designate from time to time, which Committee shall consist of two or more members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule thereto), as promulgated under the Act, and an "outside director" within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

         (j) "Common Stock" means the common stock of the Company, par value $0.01 per share.

         (k) "Company" means The Phoenix Companies, Inc., a Delaware corporation, and any successor thereto.

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                                                            Stock Incentive Plan
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         (l) "Continuing Directors" mean (i) the directors of the Company in office on the date hereof (ii) any successor to any such directors, and
         (iii) any additional directors, who (A) after the date hereof were nominated or selected by a majority of the Continuing Directors in office at the time of their nomination or selection (other than any such nomination or selection of an individual as a director of the Company or any successor to the Company who were so nominated or selected in connection with the settlement of a threatened or actual proxy contest, a proposed or consummated merger, consolidation or like business combination or reorganization of the Company.

         (m) "Demutualization" means the demutualization of Phoenix Home Life Mutual Insurance Company pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law.

         (n) "Directors Plan" means the Company's Directors Stock Plan, as the same may be amended from time to time.

         (o) "Disability" has the meaning given in the Company's long-term disability insurance policy or program as in effect from time to time.

         (p) "Employee" means any officer or other employee of the Company, Phoenix Life Insurance Company or any Subsidiary (as determined by the Committee in its sole discretion); provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-7(h).

         (q) "Fair Market Value" means, on any date, the closing prices of the Common Stock as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

         (r) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant, (ii) trust for the exclusive benefit of any of such persons and (iii) other entity owned solely by such persons.

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                                                            Stock Incentive Plan
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         (s) "Initial Public Offering" means the first day as of which sales of
         Common Stock are made to the public pursuant to the first underwritten public offering of the Common Stock.

         (t) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
         Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option"(NSO).

         (u) "Participant" means any Employee or Agent designated by the Committee to participate in the Plan.

         (v) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those Employees or Agents selected by the Committee to be granted Options pursuant to Article VI.

                                   ARTICLE IV.
                             POWERS OF THE COMMITTEE

         4.1 Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all such Options. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option such Participant may receive, whether or not granted at different times. Notwithstanding any other contrary provision in the Plan, Options shall not be granted prior to the first anniversary of the Initial Public Offering.

         4.2 Certain Rules Relating to Grants.

         (a) Maximum Individual Grants. During any consecutive five-year period, no individual Participant may be granted Options to acquire more than 5% of the total shares available under the Plan.
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                                                            Stock Incentive Plan
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         (b)      Cumulative Grant Limits. The maximum number of Options
                  (expressed as a percentage of the total number of shares available under the Plan as set forth in Section 5.1) that may be awarded, on a cumulative basis (but excluding any forfeited, canceled or expired Options), shall be as follows:

                           prior to the second anniversary of the        75%
                                                                         --
                           Plan Effective Date

                           prior to the third anniversary of the         85%
                                                                         --
                           Plan Effective Date

                           prior to the fourth anniversary of the        100%
                                                                         ---
                           Plan Effective Date

         (c) Repricing or Substitution of Options. The Committee shall not have the right to reprice outstanding Options or to grant new Options under the Plan in substitution for or upon the cancellation of Options previously granted.

         4.3 Administration.

         (a) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to adopt, amend, and rescind rules relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective option agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes; provided, however, that prior to the fifth anniversary of the Demutualization, no adoption of any material rule, and no material amendment of any such rule, and no rescission of any material rule relating to this Plan, shall become effective unless the Company shall have notified the New York State Insurance Department in writing of its intention thereof and delivered a copy of any such proposed adoption, amendment or rescission at least 60 days prior to the proposed effective date thereof, or such shorter time as it may permit, and it has not disapproved such adoption amendment or recession within such period. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons, unless such determination, interpretation or action is inconsistent with or contrary to any determination by the New York
         State Insurance Department in accordance with this Plan, in which case the Committee's determination, interpretation or action shall be void as of the date of the Department's determination. It is hereby provided that, prior to any such determination by the New York State Insurance Department, the Company will be provided with written notice thereof and a reasonable opportunity to respond to such determination by the Department.
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                                                            Stock Incentive Plan
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         (b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

         4.4 Delegation of Authority. The Committee may delegate its duties, powers and authorities under the Plan to the Company's Chief Executive Officer with respect to individuals who are below the position of Senior Vice President (or analogous title), pursuant to such conditions or limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Options to, Participants who are subject to Section 16 of the Act. Notwithstanding the foregoing, in no event shall the Chief Executive Officer grant (i) Options which, in the aggregate, represent more than 1.5% of the total number of shares authorized for issuance under the Plan or (ii) to any single Participant in any twelve-month period more than 5% of the total number of shares that the Chief Executive Officer is authorized to grant. The Chief Executive Officer shall report periodically to the Committee regarding the nature and scope of the Options granted pursuant to the authority granted to him under this Section 4.4.

                                   ARTICLE V.
                              STOCK SUBJECT TO PLAN

         5.1 Number.

         (a) Subject to the provisions of Section 5.3 hereof, with respect to any person who on April 17, 2000 was, or at any time thereafter became or becomes, an officer, director, employee or Agent of the Company and/or any of its Subsidiaries other than Phoenix Investment Partners, Ltd. ("PXP")(including, without limitation, any such officer, director, employee or Agent who on April 17, 2000 was also, or at any time thereafter also became or becomes an officer, director or employee of
         PXP), the aggregate number of shares of Common Stock that are or may be subject to Options under the Plan, when added to the aggregate number of shares of Common Stock that are or may be subject to options or other grants under the Directors Plan, shall not exceed 5% of the total number of the total number of shares of Common Stock outstanding immediately after the Initial Public Offering.

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                                                            Stock Incentive Plan
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         (b) Subject to the provisions of Section 5.3 hereof, with respect to any officer or employee of PXP (excluding any such person included in paragraph (a) of this Section 5.1), the aggregate number of shares of Common Stock issuable under the Plan shall not exceed 1% of the total number of Shares outstanding immediately after the Initial Public Offering. For the avoidance of doubt, no non-employee director of PXP may receive any shares of Common Stock or options under the Plan or the Directors Plan as a consequence of his or her position as a non-employee director of PXP.

         (c) Without limitation of paragraphs (a) and (b) of this Section 5.1, the terms and conditions of equity compensation granted to officers and employees of PXP under the Plan shall be no more favorable than the terms and conditions of equity compensation previously granted to officers and employees of PXP in the year 2000.

         (d) The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

         5.2 Canceled, Terminated, or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for Options under the Plan.

         5.3 Adjustment in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Options under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Committee and the Committee's determination shall be conclusive, unless such determination is inconsistent with or contrary to any determination by the New York State Insurance Department in accordance with this Plan, in which case the Committee's determination shall be void as of the date of the Department's determination. It is hereby provided that, prior to any such determination by the New York State Insurance Department, the Company will be provided with written notice thereof and a reasonable opportunity to respond to such determination by the Department. It is hereby further provided, however, that no adjustment shall occur by reason of the issuance of Common Stock in accordance with the Demutualization and that any fractional shares resulting from any such adjustment shall be disregarded.

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                                   ARTICLE VI.
                                  STOCK OPTIONS

         6.1 Grant of Options. Subject to the provisions of Section 4.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Notwithstanding the foregoing, any Options granted to a Participant who is an Agent shall comply with the provisions of Section 4228 of the New York Insurance Law and any regulations thereunder. Notwithstanding any other contrary provision of the Plan, no Options shall be granted prior to the first anniversary of the Initial Public Offering.

         6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

         6.3 Exercise of Options. One third of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that in no event shall any Option be or become exercisable hereunder prior to the second anniversary of the Initial Public Offering and, if and to the extent this proviso limits the exercisability of any Option, the portion so limited shall become exercisable on such second anniversary; provided, further, that the Committee may at the time of grant establish longer periods of service for Options to become exercisable and may establish performance-based criteria for exercisability. Subject to the provisions of Article VII, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted, but in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

         6.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the Option price therefor. Without limiting the generality of the foregoing, payment of the Option price may be made (a) in cash or its equivalent, (b) by exchanging shares of Common Stock owned by the optionee which are not the subject of any pledge or other security interest, (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (d) by any combination of the foregoing; provided that the combined

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value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such Option price.

         6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.

                                  ARTICLE VII.
                            TERMINATION OF EMPLOYMENT

        7.1 Termination of Employment Due to Death. In the event a Participant's employment terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's death, whichever period is shorter.

         7.2 Termination of Employment Due to Disability or Approved Retirement. In the event a Participant's employment terminates by reason of Disability or Approved Retirement, any Options granted to such Participant which are then outstanding shall continue to become exercisable in accordance with Section 6.3 notwithstanding such termination of employment and may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

         7.3 Certain Divestitures, etc. In the event that a Participant's employment is terminated in connection with a sale, divestiture, spin-off or other similar transaction involving a Subsidiary, division or business segment or unit, the Committee may provide at the time of grant or otherwise that all or any portion of any Options granted to such Participant which are then outstanding shall become exercisable in accordance with Section 6.3 notwithstanding such termination of employment and may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at or following the time of grant) following the Participant's termination of employment, whichever period is shorter.

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         7.4 Termination of Employment for Cause. In the event a Participant's employment is terminated for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited.

         7.5 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2, 7.3 or 7.4, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised at any time prior to the expiration of the term of the Options or the thirtieth day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited.

                                  ARTICLE VIII.
                                CHANGE OF CONTROL

         8.1 Accelerated Vesting and Payment. Subject to the provisions of
Section 8.2, in the event of a Change of Control each Option shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option.

         8.2 Alternative Awards. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

                  (a) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

                  (b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

                  (c) have substantially equivalent economic value to such Option (determined at the time of the Change of Control); and

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                  (d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

                                   ARTICLE IX.
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (a) increase the number of shares available for issuance under the Plan, (b) lower the minimum exercise price at which an Option may be granted or (c) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders and no amendment made prior to the fifth anniversary of the Demutualization shall be or become effective without the prior written consent of the New York State Superintendent of Insurance. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION X.
                            MISCELLANEOUS PROVISIONS

         10.1 Transferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Nonstatutory Stock Options by gift or a domestic relations order to Family Members.

         10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during his lifetime. In the absence of any such effective designation, benefits remaining unpaid or unexercised at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

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                                                            Stock Incentive Plan

         10.3 Deferral of Payment. The Committee may, in the Option agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise of a Nonstatutory Stock Option.

         10.4 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

         10.5 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer issuance of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy such withholding tax obligation associated with the transaction.

         10.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

                                  Page 13 of 14
                                                     The Phoenix Companies, Inc.
                                                            Stock Incentive Plan

         10.7 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans, provided that the Company shall not be permitted to establish any other stock option or stock incentive plans, other than its Director's Stock Plan, prior to the fifth anniversary of the Initial Public Offering without the advance written approval of the New York Superintendent of Insurance. Nothing in this Section 10.7 shall be construed to limit the ability of the Company to use stock in connection with any compensation arrangement approved by the New York Superintendent of Insurance pursuant to Section 10.1 and Schedule 3(c) of the Plan of Reorganization.

         10.8 Requirements of Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         10.9 Term of Plan. The Plan shall be effective upon the later of (a) its adoption by the Board and approval by Phoenix Life Insurance Company, the sole shareholder of the Company and by the New York Superintendent of Insurance pursuant to Section 7312(w) of the New York Insurance Law and (b) at such time as shares of Common Stock become publicly traded. The Plan shall continue in effect, unless sooner terminated pursuant to Article IX, until no more shares of Common Stock are available for issuance under the Plan.

         10.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

         10.11 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Options shall not be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

         10.12 No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) except as provided in Article IX, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

                                  Page 14 of 14
                                                     The Phoenix Companies, Inc.
                                                            Stock Incentive Plan